UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	:	December 28, 2004
(December 21, 2004)

AIRNET SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 International Gateway, Columbus,  Ohio 43219

(Address of principal executive offices)   (Zip Code)

(614) 237-9777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.                                              Entry into a Material Definitive Agreement.

On December 21, 2004, AirNet Systems, Inc. (the “Registrant”) entered into an Employment Separation Agreement and Release of Claims (the “Snyder Agreement”) with Michael J. Snyder (“Snyder”), who has served as an executive officer of the Registrant since February 2004.  The terms of the Snyder Agreement provide for the change in Snyder’s job title to Senior Vice President of Operations effective August 1, 2004, and the adjustment of Snyder’s salary to $190,000 per year effective (and retroactively adjusted and paid to) August 1, 2004.  Retroactive pay in the amount of $12,500 for the five-month period from August 1, 2004 through December 31, 2004 will be paid to Snyder, less required withholdings, no later than January 17, 2005.  All other existing terms and conditions of Snyder’s employment will remain the same until the “Separation Date” described below.

Under the terms of the Snyder Agreement, Snyder’s employment with the Registrant will end effective January 29, 2005 (the “Separation Date”) and all further compensation, remuneration, bonuses and eligibility of Snyder under the Registrant’s benefit plans will terminate on the Separation Date.  Following the Separation Date, Snyder has agreed to provide consulting services for the Registrant on such matters as both parties agree upon.  Those future consulting services will be reasonably limited so as not to interfere or conflict with any other responsibilities Snyder may have.  Each hour of actual consulting service will be compensated at a rate of $100.

Following the Separation Date, the Registrant will pay to Snyder, as severance benefits, an amount equal to his last annual base salary (i.e., $190,000) over the 12-month period from the Separation Date to January 31, 2006, in 24 equal semi-monthly installments, less withholdings.  The Registrant will also reimburse Snyder for the costs of outplacement services incurred by him through the end of calendar year 2005, up to a maximum of $15,000.  The Registrant will also make a lump sum payment to Snyder within 30 days following the Separation Date in an amount equal to Snyder’s costs of continuing the medical insurance coverage for Snyder and his eligible dependents under COBRA for the 12-month period following the Separation Date, less an amount equal to the premium Snyder would have paid for such insurance had he continued employment for the 12-month period from the Separation Date to January 31, 2006.  In addition, the stock options covering 20,000 common shares of the Registrant held by Snyder will fully vest on the Separation Date and remain exercisable in full until January 31, 2006.

The foregoing summary of the Snyder Agreement is qualified in its entirety by reference to the full and complete terms of the Snyder Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As discussed in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, on December 21, 2004, the Registrant and Snyder entered into the Snyder Agreement which provides that Snyder’s employment with the Registrant will end effective January 29, 2005.  Please also see the description of the Snyder Agreement in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which description is incorporated herein by reference.

Section 8 - Other Events

Item 8.01.                                              Other Events

On December 28, 2004, the Registrant issued a news release (the “Release”) announcing that the Registrant had entered into the Snyder Agreement.  A copy of the Release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01.                                              Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired:  Not Applicable.

(b)                                 Pro forma financial information:  Not Applicable.

(c)                                  Exhibits.  The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Separation Agreement and Release of Claims, dated December 21, 2004, between AirNet Systems, Inc. and Michael J. Snyder

99.1	News Release issued by AirNet Systems, Inc. on December 28, 2004

[Remainder of page intentionally left blank;

signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: December 28, 2004	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer,
Treasurer and Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated December 28, 2004

AirNet Systems, Inc.

Exhibit No.	Description

10.1	Employment Separation Agreement and Release of Claims, dated December 21, 2004, between AirNet Systems, Inc. and Michael J. Snyder

99.1	News Release issued by AirNet Systems, Inc. on December 28, 2004